Exhibit 99.2

News Release

United Airlines
Worldwide Media Relations
872.825.8640 media.relations@united.com

United Reports December 2014

Operational Performance

CHICAGO, January 9, 2015 – United Airlines (UAL) today reported December 2014 operational results.

UAL’s December 2014 consolidated traffic (revenue passenger miles) increased 0.1 percent and consolidated capacity (available seat miles) increased 2.3 percent versus December 2013. UAL’s December 2014 consolidated load factor decreased 1.9 points compared to December 2013.

About United

United Airlines and United Express operate an average of 5,055 flights a day to 373 airports across six continents. In 2014, United and United Express operated nearly two million flights carrying 138 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 700 mainline aircraft, and this year, the airline anticipates taking delivery of 34 new Boeing aircraft, including the 787-9 and the 737-900ER. United is also welcoming 50 new Embraer 175 aircraft to United Express. The airline is a founding member of Star Alliance, which provides service to 193 countries via 27 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

United Reports December 2014 Operational Performance / Page 2

Preliminary Operational Results

	December				Year-to-Date
	2014	2013	Change		2014	2013	Change
REVENUE PASSENGER MILES (000)
Domestic	7,475,993	7,729,579	(3.3%)		90,621,955	91,563,891	(1.0%)

International	7,190,719	6,907,792	4.1%		88,393,537	87,013,837	1.6%
Atlantic	2,674,077	2,764,916	(3.3%)		37,816,354	38,106,743	(0.8%)
Pacific	2,743,507	2,656,038	3.3%		32,436,250	32,182,300	0.8%
Latin	1,773,135	1,486,838	19.3%		18,140,933	16,724,794	8.5%

Mainline	14,666,712	14,637,371	0.2%		179,015,492	178,577,728	0.2%
Regional	2,222,396	2,239,815	(0.8%)		26,543,723	26,589,581	(0.2%)
Consolidated	16,889,108	16,877,186	0.1%		205,559,215	205,167,309	0.2%

AVAILABLE SEAT MILES (000)
Domestic	8,707,926	8,786,995	(0.9%)		105,385,056	106,818,431	(1.3%)

International	8,842,788	8,337,211	6.1%		108,720,099	106,188,332	2.4%
Atlantic	3,323,183	3,378,639	(1.6%)		46,962,844	46,844,186	0.3%
Pacific	3,376,541	3,188,649	5.9%		39,894,823	38,814,539	2.8%
Latin	2,143,064	1,769,923	21.1%		21,862,432	20,529,607	6.5%

Mainline	17,550,714	17,124,206	2.5%		214,105,155	213,006,763	0.5%
Regional	2,665,909	2,642,064	0.9%		31,915,444	32,347,101	(1.3%)
Consolidated	20,216,623	19,766,270	2.3%		246,020,599	245,353,864	0.3%

PASSENGER LOAD FACTOR
Domestic	85.9%	88.0%	(2.1	) pts	86.0%	85.7%	0.3	pts

International	81.3%	82.9%	(1.6	) pts	81.3%	81.9%	(0.6	) pts
Atlantic	80.5%	81.8%	(1.3	) pts	80.5%	81.3%	(0.8	) pts
Pacific	81.3%	83.3%	(2.0	) pts	81.3%	82.9%	(1.6	) pts
Latin	82.7%	84.0%	(1.3	) pts	83.0%	81.5%	1.5	pts

Mainline	83.6%	85.5%	(1.9	) pts	83.6%	83.8%	(0.2	) pts
Regional	83.4%	84.8%	(1.4	) pts	83.2%	82.2%	1.0	pt
Consolidated	83.5%	85.4%	(1.9	) pts	83.6%	83.6%	0.0	pts

ONBOARD PASSENGERS (000)
Mainline	7,516	7,637	(1.6%)		91,475	91,329	0.2%
Regional	3,810	3,968	(4.0%)		46,554	47,880	(2.8%)
Consolidated	11,326	11,605	(2.4%)		138,029	139,209	(0.8%)

CARGO REVENUE TON MILES (000)
Total	224,393	197,131	13.8%		2,486,785	2,213,385	12.4%

(more)

United Reports December 2014 Operational Performance / Page 3

Preliminary Fuel Costs Per Gallon

Fourth Quarter 2014 estimated consolidated average price per gallon of fuel, including the impact of all cash-settled hedges and fuel taxes	$2.83	Dollars

Preliminary Operational Results

	2014	2013	Change
December On-Time Performance[1]	72.4%	73.5%	(1.1) pts
December Completion Factor[2]	99.2%	98.5%	0.7 pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report
[2]	Mainline completion percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

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